UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 19, 2007

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Item 7.01	Regulation FD Disclosure.

The information in this Report, including the Exhibit 99.1 attached hereto, is furnished pursuant to Item 2.02 and Item 7.01 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references this Form 8-K.

On July 19, 2007, Advanced Micro Devices, Inc. (the “Company”) announced its financial position and results of operations as of and for the quarter ended June 30, 2007 in a press release that is attached hereto as Exhibit 99.1.

To supplement the Company’s financial results presented on a U.S. GAAP basis, the Company’s earnings release contains non-GAAP financial measures of non-GAAP operating income (loss), non-GAAP gross margin and adjusted EBITDA.

To derive non-GAAP operating income (loss) and non-GAAP gross margin, the Company excluded stock-based compensation expense, certain business combination accounting entries and expenses related to its acquisition of ATI Technologies, Inc. (“ATI”) which closed on October 24, 2006 and charges related to severance payments for workforce reductions. Specifically, these non-GAAP financial measures reflect adjustments based of the following items:

Stock-based compensation expense: Non-GAAP gross margin and operating income (loss) exclude stock-based compensation expenses. The Company adopted FASB Statement No. 123R, Share-Based Payments, on December 26, 2005, which requires that share-based payments, including employee stock options, be measured at their fair value and recorded as compensation expense in the Company’s financial statements. Prior to the adoption of Statement 123R, the Company was required to record stock-based compensation expense using the awards’ intrinsic value which generally resulted in no compensation expense being recorded in the financial statements. In accordance with the modified prospective method the Company used to adopt Statement 123R, the Company’s financial statements for prior periods have not been restated to reflect, and do not include, changes in the method to expense share-based payments, including employee stock options, at their fair values. Starting from the fourth quarter of 2006, the Company’s management no longer considers this non-cash expense in evaluating the business performance of the Company’s operating segments.

Acquisition-related, integration and severance charges: The Company incurred significant expenses in connection with the ATI acquisition, which it would not have otherwise incurred and which the Company believes are not indicative on ongoing performance. Consequently, the Company excluded the effect of these charges from its GAAP operating income (loss) and gross margin. Acquisition-related and integration charges primarily consist of the amortization expense of acquired intangible assets and other charges incurred in connection with integrating the two companies. The severance charges relate to costs incurred for workforce reductions as a result of the Company’s cost cutting efforts. The Company believes that the exclusion of these amounts enables investors to better evaluate its current operating performance compared with prior periods.

In addition, the Company presented “Adjusted EBITDA” in the financial schedules to the earnings release. In the financial schedules, Adjusted EBITDA was determined by adjusting net income (loss) for interest expense, income tax, depreciation and amortization, and then, due to the significant expenses incurred in connection with the ATI acquisition, for the quarters ended June 30, 2007 and March 31, 2007, further adjusting EBITDA for the amortization expense of acquired intangible assets.

Pursuant to the requirements of Regulation G, the Company has provided reconciliations within the press release and financial schedules of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures.

The Company provided non-GAAP operating income (loss) and gross margin financial measures in the press release to reflect the results without employee stock-based compensation expense, acquisition-related and integration charges in connection with its acquisition of ATI and charges related to severance payments for workforce reductions. The Company’s management believes this non-GAAP presentation will aid investors by presenting current and historical results in a form that makes it easier to compare current period operating results with historical operating results.

The Company calculated and communicated Adjusted EBITDA in the financial schedules because management believes it is of interest to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds.

The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net income or U.S. GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.

Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. These non-GAAP measures should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with U.S. GAAP.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated July 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2007	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Faina Medzonsky
	Name:	Faina Medzonsky
	Title:	Assistant General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release dated July 19, 2007.